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                                                                   EXHIBIT 10.27

                         FIRST AMENDMENT TO AMENDED AND
                       RESTATED REPLACEMENT LOAN AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED REPLACEMENT LOAN AGREEMENT (the "Agreement") is made this ___ day of April 1998, by and among BIORELIANCE CORPORATION, a corporation organized and in good standing under the laws of the State of Delaware, successor in interest to Microbiological Associates, Inc. (the "Company"), MA BIOSERVICES, INC., a corporation organized and in good standing under the laws of the State of Delaware ("MA BioServices"), MAGENTA CORPORATION, a corporation organized and in good standing under the laws of the State of Delaware ("Magenta") and MAGENTA VIRAL PRODUCTION, INC., a corporation organized and in good standing under the laws of the State of Delaware ("Magenta Viral"; together with the Company, MA BioServices and Magenta, each a "Borrower" and collectively, the "Borrowers") and NATIONSBANK, N.A., successor in interest to Maryland National Bank, each a national banking association, its successors and assigns, (the "Lender").

                                    RECITALS

         A. The Borrowers and the Lender are parties to a certain Amended and Restated Replacement Loan Agreement dated as of October 31, 1997 (the "Loan Agreement"), pursuant to which the Lender has agreed to make available to the Borrowers certain loans as more fully described therein. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Loan Agreement.

         B. At the request of the Company, the Lender is making a term loan in the original principal amount of Four Million Six Hundred Fifty Thousand Dollars ($4,650,000) (the "BPG Term Loan") to BPG Industrial Partners II LLC, a Maryland limited liability company ("BPG"). The proceeds of the BPG Term Loan are being used to finance the construction of a shell building and mezzanine, containing 58,733 square feet of space, more or less, certain systems in the building shell, and the parking lot, sidewalks, driveways and landscaping to be occupied by Magenta. The Company has agreed to guaranty repayment of the BPG Loan pursuant to that certain Guaranty of Payment of even date herewith from the Company in favor of the Lender (together with all amendments, modifications, replacements and substitutions, the "BPG Guaranty").

         C. The Borrowers have requested and the Lender has agreed to modify certain provisions of the Loan Agreement as hereinafter set forth.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are
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hereby acknowledged, the Borrowers and the Lender hereby agree that the Loan
Agreement is hereby modified as follows:

         1. Recitals. The parties hereto acknowledge and agree that the above Recitals are true and correct in all respect and that the same are incorporated herein and made a part hereof by reference.

         2. Definitions The definition of "Loan Documents" as set forth in
Section I of the Loan Agreement is hereby amended to include the BPG Guaranty.

         3. Financial Statements. Section 5.1 (b) of the Loan Agreement is hereby deleted in its entirety.

         4. Tangible Net Worth. Section 5.2 of the Loan Agreement is hereby deleted in its entirety.

         5. Funded Debt to EBITDA. Section 5.3 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in full substitution thereof:

                  Section 5.3 Funded Debt to EBITDA. Maintain a ratio of Funded Debt to EBITDA not greater than 3.5 to 1.0 as of the end of each fiscal quarter, based on the four (4) quarter period ending on such date. For purposes hereof, "Funded Debt" shall mean all bank indebtedness (secured and unsecured), plus all capitalized lease obligations, subordinated debt and any other similar liabilities and contingent liabilities reported in financial statements of the Company and its affiliates as direct or contingent liabilities. For purposes hereof, "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization, all as determined in accordance with GAAP and all as determined on a consolidated basis for the twelve (12) month period then ending.

         6. Profitability. Section 5.4 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in full substitution thereof:

                  Section 5.4 Profitability. The Borrowers will not as of the end of each fiscal year, on a consolidated basis have any Operating Losses. For purposes hereof, "Operating Losses" shall mean net income of the Borrowers, before income taxes and non cash extraordinary items.

         7. Insurance. Section 5.10 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in full substitution thereof:

                  Section 5.10 Insurance. Maintain insurance with insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity; maintain general public liability insurance against claims for personal injury, death or property damage in such amounts as are commercially
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         reasonable and worker's compensation insurance in statutory amounts with such companies as are licensed to do business in the state requiring the same. Notwithstanding the foregoing, the Borrowers may "self insure" pursuant to a formal plan adopted and approved by Board of Directors of each applicable Borrower, provided that the aggregate amount of contingent liability at any time under such self insurance plan or plans does not exceed Three Million Dollars ($3,000,000).


         8. Books and Records. Section 5.12 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in full substitution thereof:

                  Section 5.12 Books and Records. (a) Keep and maintain accurate books and records and (b) permit any person designated by the Lender to enter the premises of any Borrower and examine, audit and inspect the books and records at any reasonable time and from time to time without notice, provided, however, that prior to the occurrence and continuance of any Event of Default hereunder, the Lender will provide the Borrowers with reasonable notice prior to any such examination, audit or inspection. Each Borrower will permit any Person designated by the Lender to enter the premises of any Borrower and examine, audit and inspect the books and records pertaining to any Borrower's ability to perform its obligations under any of the Loans at any reasonable time and from time to time without notice, at the Borrowers' expense, provided, however, that prior to the occurrence and continuance of any Event of Default hereunder, the Lender will provide the Borrowers with reasonable notice prior to any such examination, audit or inspection, and further provided, that the Lender shall not request such audits at the Borrowers' expense (which expense will not exceed $5,000 per audit) more frequently then once per calendar year, unless an Event of Default shall have occurred hereunder and be continuing in which event the Lender may request audits more frequently at the Borrowers' joint and several expense. All examinations, audits and inspections will be made in accordance with each Borrower's security and confidentiality policies and procedures.

         9. Environmental Audits. Section 5.15 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in full substitution thereof:

                  Section 5.15 Environmental Audits. If an Event of Default shall have occurred hereunder or under any of the other Loan Documents, the Borrowers shall immediately upon the receipt of notice from the Lender, which may be given at any time and from time to time by the Lender in its sole discretion (but not more frequently than once during any twelve (12) month period), cause an Environmental Assessment (as hereinafter defined) to be undertaken with respect of any property or properties owned or leased by any Borrower and furnish the same to the Lender within thirty (30) days after the date of the Lender's request. The cost of any such Environmental Assessment shall be borne exclusively by the Borrowers. The Borrowers shall cooperate with each environmental consulting firm engaged to make any such Environmental Assessment and shall supply to each such environmental consulting firm, from time to time and promptly on request, all information available to the Borrowers


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         to facilitate the completion of the Environmental Assessment.
         Notwithstanding the foregoing, the Lender shall be under no duty to require the preparation of any Environmental Assessment of any such properties, and in no event shall any such Environmental Assessment by the Lender be or give rise to any representation or warranty by the Lender that Hazardous Materials are or are not present on any such property, or that there has been compliance by the Borrowers or any other person with any Environmental Laws. For purposes hereof, "Environmental Assessment" means a report of an environmental assessment of the Property of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as the Lender may request, prepared by a recognized environmental consulting firm acceptable to the Lender in all respects and sufficient in detail to comply with the Lender's established guidelines and the guidelines of any appropriate governmental authority. For purposes hereof, "Hazardous Materials" means any and all hazardous or toxic substances, wastes or materials which, because of their quantity, concentration, or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard or nuisance to human health, safety or welfare or to the environment when used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled, including without limitation, any substance, waste or material which is or contains asbestos, radon, polychlorinated biphenyls, urea formaldehyde, explosives, radioactive materials or petroleum products.


         10. Mortgages and Pledges. Section 6.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in full substitution thereof:

                  Section 6.1 Mortgages and Pledges. Create, incur, assume or suffer to exist any mortgage, pledge, lien or other material encumbrance of any kind upon, or any security interest in, any of its property or assets ("Lien"), whether now owned or hereafter acquired, except (a) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings, (b) Liens in connection with worker's compensation, unemployment insurance or other social security obligations, (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (d) mechanics', worker's, materialmen's, landlords', carriers', or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and which do not violate the terms of the Deed of Trust, (e) any Lien created in connection with the refinancing of indebtedness in existence on the date hereof and any Liens securing any extension, renewal or replacement of obligations secured by any such Lien, (f) the assumption of any Lien in any property hereafter acquired by virtue of any Acquisition, existing at the time of such Acquisition; provided, however, that (i) the indebtedness secured by any such Lien so created, assumed or existing shall not exceed the fair market value of the property covered thereby to the entity acquiring the same, (ii) each such Lien shall attach only to the property so acquired, (iii) that such Lien interest shall not secure any working capital indebtedness,
         (g) any purchase money mortgage, or purchase money security interest in any property, or interest therein created or assumed


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         contemporaneously with the purchase of such property, or interest therein, to secure or provide for the payment or financing of any part of the purchase price thereof; provided, however, that (i) the indebtedness secured by such purchase money mortgage or security interest shall not exceed one hundred percent (100%) of cost of the property covered thereby (ii) each such purchase money mortgage or purchase money security interest shall attach only to the property so purchased, (iii) the purchase of such property or interest therein to which any such purchase money mortgage or purchase money security interest relates shall not result in a default under any other provision of this Agreement or any Loan Document, and (h) any Liens not otherwise covered by clauses (a) through (g) above, in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000). Notwithstanding the foregoing, the Borrowers may grant Liens to secure indebtedness in excess of Five Hundred Thousand Dollars ($500,000), provided that (i) the aggregate amount secured by such Liens does not at any time exceed Five Million Dollars ($5,000,000); and (ii) at the time such Lien is granted, the Lender receives a Lien on a pari passu basis with the Lien given to any such third party in connection with such indebtedness.


         11. Merger or Acquisition. Section 6.3 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in full substitution thereof:

                  Section 6.3 Merger or Acquisition. Acquire all or substantially all the assets, outstanding stock or any other or additional interest in, any Person or merge with any Person (each an "Acquisition" and collectively, the "Acquisitions"), unless, each of the following conditions are met: (a) the acquired entity (the "Target") is a going concern, unless the total cash consideration paid for the Acquisition is less than or equal to $500,000; (b) the Company is the controlling corporation; (c) total cash consideration paid for any Acquisition does not exceed Ten Million Dollars ($10,000,000) in the aggregate in any fiscal year; and (d) after giving affect to the Acquisition, the Borrowers' shall not be in default under this Agreement or any of the Loan Documents provided, however, that nothing in this Section 6.3 shall be construed to prohibit any Borrower from undertaking a joint venture that complies with subsections (a), (c) and
         (d) of this Section, provided, further, that notwithstanding anything in this Agreement to the contrary, the Company and/or any of the Borrowers may, merge with or into, consolidate with, be liquidated or dissolved into the Company, any Borrower, or any other Subsidiary, provided that such Subsidiary becomes a party to this Agreement and a co-obligor of the Loans. All Targets which are headquartered in the United States which survive an Acquisition, where the total cash consideration equals or exceeds Five Million Dollars ($5,000,000) will, at the Borrowers' expense, be added as a co-obligor of the Loans.

         12. Advances and Loans. Section 6.4 of the Loan Agreement is hereby deleted in its entirety.

         13. Investments. Section 6.5 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in full substitution thereof:


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                  Section 6.5 Investments. Except as permitted under Section 6.3 of this Agreement, make cash investments by purchasing or acquiring the obligations or stock of, or any other or additional interest in, any Person, except (a) obligations, stock or interest of any Person that is or, as a result of such Acquisition, becomes a Subsidiary, (b) publicly traded stock not in excess of any amounts permitted by law, (c) general obligations of, or obligations unconditionally guaranteed as to principal and interest by, the United States of America, (d) bonds, debentures, participation certificates or notes issued by any agency or corporation which is or may hereafter be created by Act of the Congress of the United States as an agency or instrumentality thereof, (e)
         Public Housing Bonds, Temporary Notes or Preliminary Loan Notes, fully secured by contracts with the United States, (f) certificates of deposit with maturities of one (1) year or less from the date of acquisition thereof, or money market accounts maintained with, the Lender or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender, and (g) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. with maturities of six (6) months or less from the date of acquisition.


         14. Subsidiaries. Section 6.6 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in full substitution thereof:

                  Section 6.6 Subsidiaries. Create or acquire any Subsidiaries other than the Subsidiaries existing as of the date hereof and listed on EXHIBIT A, or created pursuant to an Acquisition under Section 6.3 of this Agreement, unless such Subsidiaries do not own any material assets or such Subsidiaries are added as a co-makers or co-guarantors, as the case may be, of the Loans. Notwithstanding the foregoing, it is understood and agreed that the Lender will not require any of the Released Parties or MAL, MA Holding, MA BioServices GmbH and BIOMEVA GmbH or any Subsidiary of the foregoing or any Subsidiary hereafter created under the laws of any country other than the United States (collectively, the "Excluded Subsidiaries") to either pledge any of their respective assets to secure the Loans or to be added as co-makers or co-guarantors of the Loans. The Borrowers each jointly and severally agree not to cumulatively transfer, sell or assign in the aggregate more than ten percent (10%) of their respective assets to any of the Excluded Subsidiaries, unless each such Excluded Subsidiary is added as a co-maker or co-guarantor, of the Loans.

         15. Stock of Subsidiaries. Section 6.7 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in full substitution thereof:

                  Section 6.7 Stock of Subsidiaries. Sell or otherwise dispose of any shares of capital stock of any Subsidiary which when taken in the aggregate exceed ten percent (10%) of the capital stock of such Subsidiary (except in connection with the merger or consolidation of


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         any solvent Wholly Owned Subsidiary into the Company or with another solvent Wholly Owned Subsidiary or the dissolution of any Subsidiary).

         16. Sale and Leaseback. Section 6.9 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in full substitution thereof:

                  Section 6.9 Sale and Leaseback. Directly or indirectly enter into any arrangement to cumulatively sell or transfer more than ten percent (10%) of its fixed assets in the aggregate then owned by it and there upon or within one year thereafter rent or lease the assets so sold or transferred.

         17. Line of Business. Section 6.10 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in full substitution thereof:

                  Section 6.10 Line of Business. Enter into any lines or areas of business outside of the life sciences field.

         18. Events of Default. Sections 7.1, 7.2, 7.4, 7.6, 7.7 and 7.8 of the Loan Agreement are hereby deleted in their entirety and the following are inserted in full substitution thereof:

                  Section 7.1 Failure to Pay. The Borrowers shall fail to make any payment of principal or interest on any of the Obligations, when and as the same shall become due and payable and such failure shall continue for a period of five (5) days after notice thereof.

                  Section 7.2 Breach of Representations and Warranties. Any information contained in any financial statement, schedule, report or any other material document delivered by any Borrower or any other party or parties on behalf of any Borrower to the Lender in connection with any of the Loans proves at any time to be not in all material respects true and accurate, as of the time made or any Borrower or any such other party or parties shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement, the Loan Documents, or in any other material document, certificate or opinion delivered by any Borrower to the Lender in connection with any of the Loans, proves at any time to be incorrect or misleading in any material respect as of the time made.

                  Section 7.4 Other Defaults. Any Borrower shall default in the due observance or performance of any other term, covenant or agreement herein contained and such default shall continue uncured for thirty
         (30) days after notice thereof shall have been given to such Borrower by the Lender, unless (a) the nature of the failure is such that it cannot be cured within the thirty (30) day period, (b) the Borrower institutes corrective action within the thirty (30) day period, and (c) the Borrower complete the cure within a period of an additional sixty
         (60) days.


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                  Section 7.6 Receiver; Bankruptcy. Any Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken by any Borrower for the purposes of effecting any of the foregoing, or
         (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of ninety (90) days.

                  Section 7.7 Judgment. Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $5,000,000 in excess of any amounts covered by insurance against any Borrower and the failure by any Borrower to discharge the same, or cause it to be discharged or vacated, within sixty (60) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                  Section 7.8 Default Under Other Borrowings. Default shall be made with respect to any evidence of indebtedness or liability for borrowed money in excess of $5,000,000 (other than the Loan) or any operating or capital lease having a value in excess of $5,000,000 if the effect of such default is to accelerate the maturity of such evidence of indebtedness or liability.

         19. Performance by Lender and Other Remedies. Sections 8.2 and 8.3 of the Loan Agreement are hereby deleted and restated in their entirety and the following are inserted in full substitution thereof:

                    Section 8.2 Performance by Lender. Upon the occurrence of an Event of Default, if any Borrower shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the material conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Loan Documents, the Lender without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of each Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose. All sums so paid or advanced by the Lender and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith (the "Expense Payments") together with interest thereon from the date of payment, advance or incurring


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         until paid in full at the Default Rate payable under the Notes shall be paid by the Borrowers to the Lender on demand and shall constitute and become a part of the Obligations.

                  Section 8.3 Other Remedies. Upon the occurrence of an Event of Default (and in addition to all of its rights, powers and remedies under this Agreement), the Lender shall have all of the rights and remedies under applicable laws.


         20. Material Adverse Change. Section 7.9 of the Loan Agreement is hereby deleted in its entirety.

         21. Conditions Precedent. This Agreement shall become effective on the date the Lender receives the following documents, each of which shall be satisfactory in form and substance to the Lender:

                  (a) The Second Replacement Revolving Promissory Note issued and delivered by the Borrowers in the form of EXHIBIT B attached hereto and incorporated herein by reference, payable to the order of the Lender in the maximum principal amount of One Million Dollars ($1,000,000) (the "Line of Credit Replacement Note");

                  (b) The Second Deed of Trust Note Modification Agreement issued and delivered by and among the Borrowers and the Lender in the form of EXHIBIT D attached hereto and incorporated herein by reference (the "Deed of Trust Note Modification");

                  (c) The Second Note Modification Agreement issued and delivered by and among the Borrowers and the Lender in the form of EXHIBIT E attached hereto and incorporated herein by reference (the "Term Note Modification Agreement"); and

                  (d) A Third Modification Agreement - Leasehold Deed of Trust and Security Agreement by and among the Company, the trustees named therein and the Lender, in the form of EXHIBIT F attached hereto and incorporated herein by reference (the "Deed of Trust Modification").

         22.      MISCELLANEOUS

                  (a) Notices. From and after the date hereof, the address for notice for the Borrower is hereby revised as follows:

                             BioReliance Corporation
                             9900 Blackwell Road
                             Rockville, Maryland 20850
                             Attn: General Counsel

      with a copy to:        Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
                             11921 Rockville Pike, 3rd Floor


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
                             Rockville, Maryland 20852
                             Attn: Rebecca Oshoway, Esquire

                  (b) Acknowledgments. The Borrowers hereby confirm to the Lender the enforceability and validity of each of the Loan Documents. In addition, the Borrowers hereby agree to the execution and delivery of this Agreement and the terms and provisions, covenants or agreements contained in this Agreement shall not in any manner , impair, lessen, modify, waive or otherwise limit the liability and obligations of the Borrowers under the terms of any of the Loan Documents, except as otherwise specifically set forth in this Agreement. The Borrowers issue, remake, ratify and confirm the representations, warranties and covenants contained in the Loan Documents. Nothing in this Agreement shall be deemed to waive any defaults existing under any of the Loan Documents as of the date hereof.


                  (c) ENTIRE AGREEMENT. NO STATEMENTS, AGREEMENTS OR REPRESENTATIONS, ORAL OR WRITTEN, WHICH MAY HAVE BEEN MADE TO ANY OF THE BORROWERS OR TO ANY EMPLOYEE OR AGENT OF ANY OF THE BORROWERS, EITHER BY THE LENDER OR BY ANY EMPLOYEE, AGENT OR BROKER ACTING ON THE LENDER'S BEHALF, WITH RESPECT TO THE MODIFICATION OF THE LOANS, SHALL BE OF ANY FORCE OR EFFECT, EXCEPT TO THE EXTENT STATED IN THIS AGREEMENT, AND ALL PRIOR AGREEMENTS AND REPRESENTATIONS WITH RESPECT TO THE MODIFICATION OF THE LOANS ARE MERGED HEREIN.

                  (d) Survival of Agreement; Successors and Assigns. All covenants, agreements, representations and warranties made by the Borrowers herein and in any certificate, in the Loan Documents and in any other instruments or documents delivered pursuant hereto shall survive the making by the Lender of the Loans and the execution and delivery of the Notes, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lender, and all covenants, promises and agreements by or on behalf of the Lender which are contained in this Agreement shall inure to the benefit of the permitted successors and permitted assigns of the Borrowers, but this Agreement may not be assigned by the Borrowers without the prior written consent of the Lender.

                  (e) Expenses. The Borrowers agree to pay all reasonable out-of-pocket expenses of the Lender (including the reasonable fees and expenses of its legal counsel) in connection with the preparation of this Agreement, the recordation of all financing statements and such other instruments as may be required by the Lender subsequent to the execution of this Agreement to secure the Obligations (including any and all recordation tax and other costs and taxes incident to recording), the enforcement of any provision of this Agreement and the collection of the Obligations. The Borrowers agree to indemnify and save harmless the Lender for any liability resulting from the failure to pay any required recordation tax, transfer taxes, recording costs or any other expenses incurred by the Lender in connection with the Obligations. The provisions of this Section shall


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survive the execution and delivery of this Agreement and the repayment of the
Obligations. The Borrowers further agree to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in enforcing any of the Obligations or any security therefor, which agreement shall survive the termination of this Agreement and the repayment of the Obligations.

                  (f) Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed an original hereof and all of which when taken together shall constitute one and the same instrument. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of the persons required to bind any party, appear on more than one counterpart.

                  (g) Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Maryland.

                  (h) Modifications. No modification or waiver of any provision of this Agreement or of any of the other Loan Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

                  (i) Illegality. If fulfillment of any provision hereof or any transaction related hereto or to any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option of the Lender, all of the Obligations of the Borrowers to the Lender shall become immediately due and payable.

                  (j) Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.

                  (k) ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND

PROCEDURE FOR ARBITRATION OF COMMERCIAL DISPUTES OF ENDISPUTE, INC., D/B/A J.A.M.S./ENDISPUTE ("J.A.M.S.") AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF AN INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING ANY ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS INSTRUMENT, AGREEMENT OR DOCUMENT RELATES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.


                  (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN MONTGOMERY COUNTY, MARYLAND AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCING OF SUCH HEARING FOR AN ADDITIONAL SIXTY (60) DAYS.

                  (B) RESERVATION OF RIGHTS. NOTHING IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT SHALL BE DEEMED TO: (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. Section91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER: (A) TO EXERCISE SELF HELP REMEDIES (BUT NOT INCLUDING SETOFF), OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF ANY ACTION FOR FORECLOSURE OR FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

                     [SIGNATURES ARE ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.


WITNESS/ATTEST:                             BIORELIANCE CORPORATION


______________________________              By:__________________________(SEAL)
                                               Name:
                                               Title:

WITNESS/ATTEST:                             MA BIOSERVICES, INC.


______________________________              By:__________________________(SEAL)
                                               Name:
                                               Title:

WITNESS/ATTEST:                             MAGENTA CORPORATION


______________________________              By:__________________________(SEAL)
                                               Name:
                                               Title:

WITNESS/ATTEST:                             MAGENTA VIRAL PRODUCTION, INC.


______________________________              By:__________________________(SEAL)
                                               Name:
                                               Title:

WITNESS:                                    NATIONSBANK, N.A.


______________________________              By:__________________________(SEAL)
                                               Elizabeth F. Shore
                                               Vice President